Exhibit 10.36

POWER INTEGRATIONS, INC.

AMENDMENT NO. 1 TO

NONSTATUTORY STOCK OPTION AGREEMENTS FOR OUTSIDE DIRECTORS

This Amendment No. 1 (the “Amendment”) to those certain Nonstatutory Stock Option Agreements for Outside Directors between Power Integrations, Inc. (the “Company”) and Nicholas Brathwaite (the “Optionee”) relating to option grant numbers 001801 and 002503 (collectively, the “Options”) and each dated February 20, 2007 (collectively, the “Option Agreements”), is made and entered into as of February 20, 2007, by and between the Company and Optionee pursuant to Section 13 of the Option Agreements.

RECITALS

WHEREAS, the Company and Optionee have determined that the option agreements initially executed by the Company and the Optionee relating to Options (the “Noncompliant Option Agreements”) did not correctly reflect the dates of grant and exercise prices of the Options, as automatically granted to the Optionee pursuant to the 1997 Outside Directors Stock Option Plan (the “Directors Plan”), due to administrative error;

WHEREAS, the Noncompliant Option Agreements have been superseded by the Option Agreements, which reflect the correct dates of grant and exercise prices prescribed by the Directors Plan;

WHEREAS, the exercise prices set forth in the Option Agreements, which reflect the correct exercise prices prescribed by the Directors Plan, are lower than the erroneous exercise prices set forth in the Noncompliant Option Agreements; and

WHEREAS, the Optionee desires to increase the exercise prices set forth in the Option Agreements so as to ensure that Optionee does not receive any benefit from the correction of the Noncompliant Option Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and considerations contained herein, the receipt of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Section 1.1(c) of the Option Agreement:

(a) with respect to the Option with the Grant Number 001801 is hereby amended in its entirety to read as follows: “Exercise Price” means $24.590 per share of Stock (which reflects the 2-for-1 stock split on November 22, 1999), as adjusted from time to time pursuant to Section 9; and

(b) with respect to the Option with the Grant Number 002503 is hereby amended in its entirety to read as follows: “Exercise Price” means $33.850 per share of Stock (which reflects the 2-for-1 stock split on November 22, 1999), as adjusted from time to time pursuant to Section 9.

2. Except as set forth in this Amendment, the Option Agreements shall remain in full force and effect.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto executed this AMENDMENT as of the date first written above.

COMPANY:	POWER INTEGRATIONS, INC.

	By:	/s/ Rafael Torres
	Name:	Rafael Torres
	Title:	CFO

OPTIONEE:	/s/ Nicholas Brathwaite
Nicholas Brathwaite